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                                Eaton Corporation
                         2004 Annual Report on Form 10-K
                                   Item 15(c)
                                 Exhibit 10(ff)

Date

Eaton Corporation
Eaton Center
1111 Superior Avenue
Cleveland, Ohio 44114

Attention:  Vice President - Human Resources

RE:      AWARD OF RESTRICTED STOCK UNDER THE EATON CORPORATION _____ STOCK PLAN

Ladies and Gentlemen:

As an employee of Eaton Corporation (the "Company"), I have received an award of restricted common shares of the Company effective as of XXXX (the "Effective Date") under the terms and conditions of the Company's ____ Stock Plan (the "Plan"). I hereby acknowledge receipt of a copy of the Plan, and acknowledge and agree as follows:

         1. ACCEPTANCE. I hereby accept the aforementioned award on the terms and conditions provided in the Plan and this Agreement.

         2. RESTRICTED STOCK. I acknowledge that, as of the Effective Date, XXXX Common Shares of the Company (the "Restricted Stock") have been awarded to me, contingent on the continuation of my service with the Company as provided herein. The Restricted Stock shall be forfeited and shall be immediately re-transferred to the Company if my employment with the Company is terminated under any circumstances whatsoever, including without limitation dismissal, resignation, divestiture of operations, death, disability or retirement. This possibility of forfeiture shall lapse as follows:

       [vesting schedule appears here]


If any shares of Restricted Stock are forfeited for any reason, I will surrender to the Company any certificates which I then hold evidencing such shares. I understand that I will not be entitled to any payment in respect of shares so forfeited.

The Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") reserves the right to decide to what extent leaves of absence for government or


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military service, illness, temporary disability, or other reasons shall not be deemed to be an interruption of continuous employment.

         3. TRANSFERABILITY. Until the possibility of forfeiture lapses with respect to any share of Restricted Stock, that share shall be non-transferable. I agree not to make, or attempt to make, any sale, assignment, transfer or pledge of any share of Restricted Stock prior to the date on which the possibility of forfeiture with respect to such share lapses.

         4. LEGENDS, POSSESSION AND REORGANIZATION. I acknowledge that the certificates for the Restricted Stock will bear a legend referring to this Agreement and to the restrictions contained herein. I further understand that the Company may elect to retain those certificates in its possession as a means of enforcing these restrictions. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting the Company's Common Shares, the number and class of the Restricted Stock shall be equitably adjusted by the Committee so as to reflect that change. Any new certificates for Restricted Stock shall bear the legends referred to in this
Section 4. No adjustment provided for in this Section 4 shall require the Company to sell or transfer a fractional share.

         5. DIVIDENDS AND VOTING. If I am the shareholder of record on any record date for the payment of a dividend on the Restricted Stock, I will be entitled to receive the dividend when paid, regardless of whether or not the restrictions imposed by Section 2 have lapsed. If I am the shareholder of record on any record date for the taking of a vote by the shareholders of the Company, I will be entitled to vote the Restricted Stock regardless of whether or not the restrictions imposed by Section 2 hereof have lapsed.

         6. WITHHOLDINGS. I hereby authorize the Company to withhold from any amounts otherwise payable to me, or any of my successors in interest, such federal, state and local taxes as may be required by law in connection with the award to me of Restricted Stock or the lapse of the possibility of forfeiture thereof. I agree that if such amounts are insufficient, I will pay or make arrangements satisfactory to the Company for payment of such taxes. I understand that the Company may defer the issuance to me of a certificate evidencing shares of Restricted Stock, or the issuance of a new certificate evidencing the lapse of the restrictions thereon, until such payment or provision has been made. I hereby authorize the conversion to cash by the Company of a sufficient number of the shares of Restricted Stock to satisfy any such withholding tax obligations.

         7. CONTINUED EMPLOYMENT. I acknowledge that this award of Restricted Stock does not in any way entitle me to continued employment with the Company for the period during which the possibility of forfeiture continues or for any other period, and does not limit or restrict any right the Company otherwise may have to terminate my employment.

         8. COMPETITION BY EMPLOYEE. I expressly acknowledge and agree that in the event that I voluntarily leave the employment of the Company or a subsidiary and within one year after the vesting of the Restricted Stock enter into an activity as employee, agent, officer, director, principal or proprietor which, in the sole judgment of the Committee, is in competition with the


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Company or a subsidiary, the amount of the total fair market value such vested
Restricted Stock as of the vesting date shall inure to the benefit of the Company and I agree to promptly pay the same to the Company, unless the Committee in its sole discretion shall determine that such action by me is not inimical to the best interest of the Company or its subsidiaries.

       9. CHANGE OF CONTROL. Notwithstanding anything in this Agreement to the contrary, effective upon a Change of Control of the Company (as defined below), the Restricted Stock shall vest and the forfeiture restrictions referred to in Paragraph 2 hereof shall lapse. For the purpose of this Agreement, a "Change of Control" shall mean:

            A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change of
                  Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

            B. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            C. Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the


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                  Company's assets either directly or through one or more
                  subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            D. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred as a result of any transaction or series of transactions which I, or any entity in which I am a partner, officer or more than 50% owner, initiate, if immediately following the transaction or series of transactions that would otherwise constitute a Change of Control, I, either alone or together with other individuals who are executive officers of the Company immediately prior thereto, beneficially own, directly or indirectly, more than 10% of the then outstanding common shares of the Company or the corporation resulting from the transaction or series of transactions, as applicable, or of the combined voting power of the then outstanding voting securities of the Company or such resulting corporation.

         10. MISCELLANEOUS. Unless otherwise expressly provided herein, terms defined in the Plan shall have the same meanings when used in this Agreement. The use of the masculine gender shall be deemed to include the feminine gender. In the event of a conflict between this Agreement and the Plan, this Agreement shall control. This Agreement represents the entire understanding between the parties on the subject hereof and shall be governed in accordance with Ohio law.

Very truly yours,


By:  ________________________________         Date:  ___________________________


Mailing Address:

______________________________

______________________________


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ACCEPTED:

EATON CORPORATION

By:  __________________________________     Date:  ___________________________

Title: ________________________________



By:  ___________________________________    Date:  ___________________________

Title: _________________________________


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